                                                               Sub-Item 77Q1(a)

FILED: SECRETARY OF STATE, STATE OF CALIFORNIA ON AUGUST 29, 2014

LP-2 AMENDMENT TO CERTIFICATE OF LIMITED PARTNERSHIP (LP)

To change information of record for your LP, fill out this form, and submit for filing along with:

    -  A $30 filing fee.

    - A separate, non-refundable $15 service fee also must be included, if you drop off the completed form.

Items 3-7: ONLY fill out the information that is changing. Attach extra pages if you need more space or need to include any other matters.

FOR QUESTIONS ABOUT THIS FORM, GO TO WWW.SOS.CA.GOV/BUSINESS/BE/FILING-TIPS.HTM

1.  LP'S FILE NO. (issued by CA         2.LP'S EXACT NAME. (on file with CA
    Secretary of State)                   Secretary of State)
                                           Invesco Exchange Fund, a
     199502500015                          California Limited Partnership

New LP Name

3.
       ------------------------------------------------------------------------

Proposed New LP Name     The New LP Name must end with: "Limited
Partnership," "LP," or "L.P.," and may not contain "bank," "insurance," "trust," "trustee," "incorporated," "inc.," "corporation," or "corp."

NEW LP ADDRESSES

4.  a.                                                             CA
        -----------------------------------------------------------------------
        Street Address of Designated    City (no abbreviations)    State   Zip
        Office in CA

    b.
        -----------------------------------------------------------------------
        Mailing Address of LP, if       City (no abbreviations)    State   Zip
        different from 4a

New Agent/Address for Service of Process (The agent must be a CA resident or qualified 1505 corporation in CA)

5.  a.
        -----------------------------------------------------------------------
        Agent's Name

    b.                                                               CA
        -----------------------------------------------------------------------
        Agent's Street Address (If                                  State  Zip
        agent is not a corporation)
        City (no abbreviations)

General Partner Changes

6.  a:  New general partner:      see attached
                              --------------------------------------------------------
                              Name   Address     City  (no abbreviations)  State  Zip

    b.  Address Change:
                              --------------------------------------------------------
                              Name   Address     City  (no abbreviations)  State  Zip

      c.  Name change: Old Name                                      New name
                                          ---------------------------              ------------------

      d.  Name of dissociated general partner:                       see attached
                                                                     --------------------------------

Dissolved LP (Either check box a or check box b and complete the information.
Note: To terminate the LP, also file a Certificate of Cancellation (Form LP-4/7), available at www.sos.ca.gov/business/be/forms.htm.)

7. a. [  ] The LP is dissolved and wrapping up its affairs.

   b. [ ] The LP is dissolved and has no general partners. The following person has been appointed to wrap up the affairs of the LP.

-----------------------------------------------------------------
Name             Address     City (no abbreviations)   State  Zip

READ AND SIGN BELOW: This form must be signed by (1) at least one general partner; (2) by each person listed in item 6a: and (3) by each person listed in item 6d if that person has not filed a Certificate of Dissociation (Form LP-101). If item 7b is checked, the person listed must sign. If a trust, association, attorney-in-fact, or any other person not listed above is signing, go to the www.sos.ca.gov/business/be/filing-tips.htm for more information. If you need more space, attach extra pages that are 1-sided and on standard letter-sized paper (8 1/2" x 11"). All attachments are part of this amendment. Signing this document affirms under penalty of perjury that the stated facts are true.

/s/ David C. Arch  /s/ David C. Arch    8-28-14
-----------------------------------------------
Sign here          Print your name here Date

-----------------------------------------------
Sign here          Print your name here Date

Make check/money order payable to:                   BY MAIL                 DROP-OFF
SECRETARY OF STATE                          SECRETARY OF STATE         SECRETARY OF STATE
Upon filing, we will return one             Business Entities,         1500 11th Street,3rd
(1)uncertified copy of your                 P.O. Box 944225            Floor, Sacramento,
filed document for free,                    Sacramento, CA 94244-2250  CA 95814
and will certify the copy upon request and
payment of a
$5 certification fee.

                               SIGNATURE PAGE TO
                AMENDMENT TO CERTIFICATE OF LIMITED PARTNERSHIP
                                      OF
            INVESCO EXCHANGE FUND, A CALIFORNIA LIMITED PARTNERSHIP

ITEM 6A GENERAL PARTNER CHANGES (CONTINUED):

Frank S. Bayley III   1859 Jones Street       San Francisco     CA      94109-2112
James T. Bunch        1550 17th Street, Suite Denver            CO      80202
                      500
Bruce L. Crockett     425 Marshall Street     Houston           TX      77006
Rodney F. Dammeyer    4350 LaJolla Village    San Diego         CA      92122
                      Dr. #320
Albert R. Dowden      1815 Central Park       Steamboat Springs CO      80477
                      Drive, PO Box 774000-
                      PMB #222
Jack M. Fields        8 Deer Ridge Estates    Kingwood          TX      77339
                      Blvd.
Martin L. Flanagan    1555 Peachtree Street   Atlanta           GA      30309
                      N.E.
Prema Matha-Davis     1055 High Mountain      Franklin Lakes    NJ      07417
                      Road
Larry Soll            4291 Westside Road      Friday Harbor     WA      98250
Raymond Stickel, Jr.  4 Twickenham Lane       Hilton Head       SC      29928
Philip A. Taylor      120 Bloor Street East,  Toronto           Ontario M4W1B7
                      Suite 700

   /s/ Frank S. Bayley III              8/20/14
 -----------------------------------------------------------------------------
 SIGNATURE     Frank S. Bayley III      Date

   /s/ James T. Bunch                   Aug. 14, 2014
 -----------------------------------------------------------------------------
 SIGNATURE     James T. Bunch           Date

    /s/ Bruce L. Crockett               8/22/14
 -----------------------------------------------------------------------------
 SIGNATURE     Bruce L. Crockett        Date

   /s/ Rodney F. Dammeyer               8/20/14
 -----------------------------------------------------------------------------
 SIGNATURE     Rodney F. Dammeyer       Date

   /s/ Albert R. Dowden                 8/28/14
 -----------------------------------------------------------------------------
 SIGNATURE     Albert R. Dowden         Date

   /s/ Jack M. Fields                   8/14/14
 -----------------------------------------------------------------------------
 SIGNATURE     Jack M. Fields           Date

   /s/ Martin L. Flanagan               8/18/14
 -----------------------------------------------------------------------------
 SIGNATURE     Martin L. Flanagan       Date

   /s/ Prema Mathai-Davis               8/15/14
 -----------------------------------------------------------------------------
 SIGNATURE     Prema Mathai-Davis       Date

   /s/ Larry Soll                       8/12/2014
 -----------------------------------------------------------------------------
 SIGNATURE     Larry Soll               Date

   /s/ Raymond Stickel, Jr.             8/9/14
 -----------------------------------------------------------------------------
 SIGNATURE     Raymond Stickel, Jr.     Date

   /s/ Philip A. Taylor                 8/20/14
 -----------------------------------------------------------------------------
 SIGNATURE     Philip A. Taylor         Date

                               SIGNATURE PAGE TO
                AMENDMENT TO CERTIFICATE OF LIMITED PARTNERSHIP
                                      OF
            INVESCO EXCHANGE FUND, A CALIFORNIA LIMITED PARTNERSHIP

GENERAL PARTNER CHANGES ITEM 6D DISSOCIATED GENERAL PARTNERS:

   /s/ Jerry D. Choate                  8/26/14
 -----------------------------------------------------------------------------
 SIGNATURE     Jerry D. Choate          Date

   /s/ Linda Hutton Heagy               8/26/14
 -----------------------------------------------------------------------------
 SIGNATURE     Linda Hutton Heagy       Date

   /s/ R. Craig Kennedy                 8/26/14
 -----------------------------------------------------------------------------
 SIGNATURE     R. Craig Kennedy         Date

   /s/ Colin Meadows                    August 29, 2014
 -----------------------------------------------------------------------------
 SIGNATURE     Colin Meadows            Date

                                                               Sub-Item 77Q1(a)

                         AMENDED AND RESTATED BY-LAWS

                                      OF

                             INVESCO EXCHANGE FUND

                       a California Limited Partnership

                             Dated August 29, 2014

                                   ARTICLE I

                           MANAGING GENERAL PARTNERS

Section 1. Election and Tenure of Office.

   Managing General Partners shall be elected, by ballot, at the Annual Meeting of the Partnership, to serve either (i) for one year, (ii) until they reach the retirement age (as described in the following paragraph of this Section 1), or
(iii) until their successors are elected and have qualified. Their term of office shall begin immediately after election. If the Annual Meeting is not held, or the Managing General Partners are not elected at any Annual Meeting, they may be elected at any Special Meeting of the Partnership held for that purpose.

   Each Managing General Partner shall retire on or before December 31 of the year such Managing General Partner reaches the age of seventy-five (75) years. However, the term of such Managing General Partner, who is not an "interested person," as that term is defined in the Investment Company Act of 1940, as amended, may be extended from time to time, upon the affirmative vote of a majority of the Managing General Partners then in office.

Section 2. Regular Meeting.

   Regular Meetings of the Managing General Partners shall be held at least quarterly, at such time and on such notice, if any, as the Managing General Partners may from time to time determine. At such meetings, the Managing General Partners shall exercise their powers with respect to the management, conduct and operation of the Partnership's business; provided, however, that all such actions shall require the majority vote of the Managing General Partners then in office. Without limiting the foregoing, the Managing General Partners shall, at the regular meetings: (a) ratify the actions taken by the transfer agent employed by the Partnership pursuant to the power of attorney given it in the Certificate and Agreement of Limited Partnership and all amendments thereto, or take such remedial action as may be appropriate for any action of the Partnership's transfer agent which is not ratified; and (b) take such action as may be required for the admission of additional limited partners, if any.

Section 3. Special Meetings.

   Special Meetings of the Managing General Partners for any purpose or purposes may be called at any time by the Managing General Partner appointed to be Chairman by the other Managing General Partners, or by any two Managing General Partners. The Chairman shall preside at all Meetings of Partners.

   Notice of the time and place of Special Meetings may be oral, telegraphic, or written, and shall be duly served on or sent or mailed to each Managing General Partner not less than one day before such Meeting. No notice need be given to any Managing General Partner who attends in person, or to any Managing General Partner who, in writing, executed and filed with the records of the Meeting either before or after the holding thereof, waives such notice. Such notice or waiver of notice need not state the purpose or purposes of such Meeting.

   All actions taken at a Special Meeting of the Managing General Partners shall require the majority vote of the Managing General Partners then in office.

Section 4. Acting Without a Meeting by Unanimous Consent.

   Any action required or permitted to be taken by the Managing General Partners may be taken without a Meeting, and with the same force and effect as if taken by the unanimous vote of the Managing General Partners, if authorized by a writing signed by all of the Managing General Partners.

Section 5. Quorum.

   A majority of the Managing General Partners then in office shall constitute a quorum for the transaction of business. If at any Meeting of the Managing General Partners there shall be less than a quorum present, a majority of those present may adjourn the Meeting from time to time until a quorum shall have been obtained. At any meeting of the Managing General Partners at which there is a quorum, no act shall constitute the act of the Managing General Partners unless such act has been approved by the majority vote of the Managing General Partners then in office.

Section 6. Compensation of Managing General Partners.

   No Managing General Partner shall receive any stated salary or fees from the Partnership for his services as such Managing General Partner if such Partner is, otherwise then by reason of being such Partner, affiliated (as such term is defined in the Investment Company Act of 1940) with the Partnership or with any investment advisor of the Partnership. Except as provided in the preceding sentence, Managing General Partners shall be entitled to receive such compensation from the Partnership for their services as may from time to time be voted by the Managing General Partners.

                                  ARTICLE II

                          CERTIFICATES FOR SHARES OF
                             PARTNERSHIP INTEREST

Section 1. Certificates for Shares.

   Each Partner of the Partnership shall be entitled to a Certificate or Certificates representing the units of Partnership interest of the Partnership owned by them in such form as the Managing General Partners may from time to time prescribe.

   Every Certificate for Shares shall bear the actual or facsimile signatures of the Principal Executive Officer and the Secretary of the Partnership or an assistant hereto. Before it becomes effective, every Certificate for Shares authenticated by a facsimile signature must be countersigned by the transfer agent or a transfer clerk employed by the Partnership.

Section 2. Transfer on the Books.

   Upon surrender to the Partnership's transfer agent of proper evidence of succession, assignment or authority to transfer units of Partnership interest on such forms as shall be required pursuant to the Certificate and Agreement of Limited Partnership, accompanied by an outstanding Certificates for Shares offered thereby, duly endorsed and with such proof of authenticity of signature as the Partnership or its agents may reasonable require, following recordation of an appropriate amendment to the Certificate and Agreement of Limited Partnership in California, the Partnership or its agents shall cancel the old Certificate, record the transaction upon the Partnership's books and, if requested by the person entitled thereto, issue a new Certificate for Shares to such person.

Section 3. Lost or Destroyed Certificates.

   The Managing General Partners may determine the conditions upon which a new Certificate representing an interest in the Partnership may be issued in place of a Certificate which is alleged to have been lost, stolen, or destroyed; and may, in their discretion, require the owner of such Certificate, or his legal representative, to give a bond with sufficient surety to the Partnership and its transfer agent, to indemnify it and such transfer agent against any and all loss or claims which may arise by reason of the issue of a new Certificate in the place of the one so lost, stolen or destroyed.

                                  ARTICLE III

                            AUTHORIZED SIGNATORIES

Section 1. Authorized Signatories. Unless a specific officer is otherwise designated in these Bylaws or in a resolution adopted by the Managing General Partners, the proper officers of the Partnership for executing agreements, documents and instruments other than Internal Revenue Service forms shall be the Principal Executive Officer, the President, any Vice President, the Principal Financial Officer, the Chief Legal Officer, the Chief Compliance Officer, the Senior Officer, the Treasurer, the Secretary, the Anti-Money Laundering Compliance Officer, any Assistant Vice President, any Assistant Treasurer or any Assistant Secretary. Unless a specific officer is otherwise designated in these Bylaws or in a resolution adopted by the Managing General Partners, the proper officers of the Partnership for executing any and all Internal Revenue Service forms shall be the Principal Executive Officer, the President, any Vice President, the Principal Financial Officer, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary.

                                  ARTICLE IV

                             PROHIBITED ACTIVITIES

Section 1. Self-Dealing.

   No general partner of the Partnership (including officers and/or directors of a corporate general partner), or officers or directors of the Partnership's investment advisor, or any trustee of this Partnership, shall deal for or on behalf of the Partnership with themselves, as principal or agent, or with any corporation or partnership in which they have a financial interest; provided, however, that:

   (a) Such prohibition shall not prevent a general partner of the Partnership (including officers and/or directors of a corporate general partner) from having a financial interest in the Partnership or in a sponsor or manager of the Partnership;

   (b) Such prohibition shall not prevent the purchase of securities for the portfolio of the Partnership or sale of securities owned by the Partnership through a security dealer, one or more of whose partners, officers or directors is a general partner of the Partnership (including officers and/or directors of a corporate general partner), provided such transactions are handled in the capacity of broker only, and provided commissions charged do not exceed customary brokerage charges for such service; and

   (c) Such prohibition shall not prevent the employment of legal counsel, registrar, transfer agent, dividend disbursing agent, or custodian or trustee having a partner, officer or director who is a general partner of the Partnership (including officers and/or directors of a corporate general partner), provided only customary fees are charged for services rendered to or for the benefit of the Partnership; and

   (d) Such prohibition shall not prevent the purchase or retention by the Partnership of securities of a company if such securities are also owned by a General Partner of the Partnership or an officer or director of the Partnership's investment advisor so long as such purchase or retention does not violate Section 2.3(b) of the Certificate and Agreement of Limited Partnership.

Section 2. Securities Issued by the Partnership.

   The general partners of the Partnership (including officers and/or directors of a corporate general partner), the sponsor or manager of the Partnership, if any, and the officers and directors of any such sponsor or manager, shall not take long or short positions in the securities issued by the Partnership; provided however, that:

   (a) Such prohibition shall not prevent any sponsor from purchasing from the Partnership units of Partnership interest issued by the Partnership, provided that orders to purchase from the Partnership are entered with the Partnership by the sponsor upon receipt by the sponsor of purchase orders for the units of Partnership interest, and provided such purchases are not in excess of purchase orders received by the sponsor;

   (b) Such prohibition shall not prevent the sponsor from maintaining a market for the securities issued by the Partnership in the capacity of agent for the Partnership;

   (c) Such prohibition shall not prevent the purchase from the Partnership of securities issued by the Partnership by the general partners of the Partnership (including officers and/or directors of a corporate general partner), or by the officers or directors of the sponsor or manager of the Partnership, or by the trustees of the Partnership, at the price available to the public at the moment of such purchase, provided there is no file with the applicable regulatory agency an undertaking by the Partnership that purchases will be permitted for investment purposes only, and that any sale of securities issued by the Partnership made by such persons less than two (2) months after the date of purchase of any securities issued by the Partnership will be immediately reported to the appropriate governmental agency.

Section 3. Management Contract.

   The Partnership shall not operate under any management contract which does not provide that such management contract cannot be amended, transferred, assigned, sold or in any manner hypothecated or pledged without the affirmative vote or written consent of the holders of a majority of the units of Partnership interest. Furthermore, in the event of a cancellation or expiration by its own terms of any management contract, no new management contract shall become effective without the affirmative vote or written consent of the holders of a majority of the units of Partnership interest.

                                  ARTICLE IV

                                   OFFICERS

   Section 1. Executive Officers. The executive officers shall include a Principal Executive Officer, a President, one or more Vice Presidents, which may include one or more Executive Vice Presidents and/or Senior Vice Presidents (the number thereof to be determined by the Managing General Partners), a Principal Financial Officer, a Chief Legal Officer, a Chief Compliance Officer, a Senior Officer, a Treasurer, a Secretary and an Anti-Money Laundering Compliance Officer. The Board of Trustees may also in its discretion appoint Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers, agents and employees, who shall have such authority and perform such duties as the Board may determine. The Managing General Partners may fill any vacancy which may occur in any office. Any two offices, except for those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument on behalf of the Partnership in more than one capacity, if such instrument is required by law or by these Bylaws to be executed, acknowledged or verified by two or more officers.

   Section 2. Term of Office. Unless otherwise specifically determined by the Managing General Partners, the officers shall serve at the pleasure of the Managing General Partners. If the Managing General Partners in their judgment find that the best interests of the Partnership will be served, the Managing General Partners may remove any officer of the Partnership at any time with or without cause. The Managing General Partners may delegate this power to the President (without supervision by the Managing General Partners) with respect to any other officer. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer may resign from office at any time by delivering a written resignation to the Managing General Partners or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery.

   Section 3. Principal Executive Officer. The Principal Executive Officer shall be the chief executive officer of the Partnership and shall generally manage the business and affairs of the Partnership. The Principal Executive Officer shall be responsible for making the certifications required of the Partnership's principal executive officer by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder by the Securities and Exchange Commission (the "Commission").

   Section 4. President; Vice Presidents. The President and one or more Vice Presidents, which may include one or more Executive Vice Presidents and/or Senior Vice Presidents, shall have and exercise such powers and duties of the Principal Executive Officer in the absence or inability to act of the Principal Executive Officer, as may be assigned to them, respectively, by the Managing General Partners or, to the extent not so assigned, by the Principal Executive Officer. In the absence or inability to act of the Principal Executive Officer, the powers and duties of the Principal Executive Officer not otherwise assigned by the Managing General Partners or the Principal Executive Officer shall devolve first upon the President, then upon the Executive Vice Presidents, then upon the Senior Vice Presidents, and finally upon the Vice Presidents, all in the order of their election. If both the Chair and the Vice Chair are absent, or if the Chair is absent and there is no Vice Chair, the President shall, if present, preside at all meetings of the Limited Partners and the Managing General Partners.

   Section 5. Principal Financial Officer. The Principal Financial Officer, who shall also have a title of at least Vice President, shall be the chief financial officer of the Partnership and shall generally manage the financial affairs of the Partnership. The Principal Financial Officer shall be responsible for making the certifications required of the Partnership's principal financial officer by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

   Section 6. Chief Legal Officer. The Chief Legal Officer, who shall also have a title of at least Senior Vice President, shall generally manage the legal affairs of the Partnership. The Chief Legal Officer shall be responsible for receiving up-the-ladder reports within the Partnership of any evidence of material violations of securities laws or breaches of fiduciary duty or similar violations by the Partnership, as required by Section 307 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

   Section 7. Chief Compliance Officer. The Chief Compliance Officer, who shall also have a title of at least Senior Vice President, shall be responsible for administering the Partnership's policies and procedures adopted pursuant to Rule 38a-1(a)(1) under the 1940 Act.

   Section 8. Senior Officer. The Senior Officer, who shall also have a title of at least Senior Vice President, shall be employed by or on behalf of the Partnership and shall have such powers and duties as are set forth in such Senior Officer's Executive Employment Agreement.

   Section 9. Treasurer. The Treasurer shall have the care and custody of the funds and securities of the Partnership and shall deposit the same in the name of the Partnership in such bank or banks or other depositories, subject to withdrawal in such manner as these Bylaws or the Managing General Partners may determine. The Treasurer shall, if required by the Managing General Partners, give such bond for the faithful discharge of duties in such form as the Managing General Partners may require.

   Section 10. Secretary. The Secretary shall (a) if requested, attend meetings of the Limited Partners, the Managing General Partners, and any committees or sub-committees of Managing General Partners; (b) keep or cause to be kept the minutes of all meetings of Limited Partners, the Managing General Partners and any committees or sub-committees thereof, and (c) issue all notices of the Partnership. The Secretary shall have charge of the Partnership records and such other books and papers as the Managing General Partners may direct, and shall perform such other duties as may be incidental to the office or which are assigned by the Managing General Partners.

   Section 11. Anti-Money Laundering Compliance Officer. The Anti-Money Laundering Compliance Officer shall have such powers and duties as are set forth in the Anti-Money Laundering Program adopted by the Partnership pursuant to the USA PATRIOT Act of 2001 and the rules promulgated thereunder, as such Program may be amended from time to time.

   Section 12. Assistant Officers. Assistant officers, which may include one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, shall perform such functions and have such responsibilities as the Managing General Partners may assign to them or, to the extent not so assigned, by the President, Vice President(s), Secretary or Treasurer, as applicable.

   Section 13. Surety Bond. The Managing General Partners may require any officer or agent of the Partnership to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the Commission) to the Partnership in such sum and with such surety or sureties as the Managing General Partners may determine, conditioned upon the faithful performance of his or her duties to the Partnership, including responsibility for negligence and for the accounting of any of the Partnership's property, funds, or securities that may come into his or her hands.